NAME OF REGISTRANT:
Franklin Equity Fund
File No. 811-334

EXHIBIT ITEM No. 77I(b): Terms of new or amended securities

The Registrant currently offers four classes of shares,
Class A, Class B, Class C and Advisor Class.
Before January 1, 1999, Class A shares were designated Class I and Class C shares were designated Class II. The Registrant began offering Class B shares on January 1, 1999.
The Registrant may offer
additional classes of shares in the
 future. The full title
of each class is:

* Franklin Equity Fund, Franklin
*  Equity Fund Series,
 Franklin Equity Fund -  Class A
* Franklin Equity Fund, Franklin
*  Equity Fund Series,
 Franklin Equity Fund - Class B
* Franklin Equity Fund, Franklin
* Equity Fund Series,
 Franklin Equity Fund - Class C
* Franklin Equity Fund, Franklin
*  Equity Fund Series,
 Franklin Equity Fund - Advisor Class

Shares of each class represent
proportionate interests
 in the Registrant's assets. On
matters that affect the
 Registrnt as a whole, each class
 has the same voting and
 other rights and preferences as
any other class. On
matters that affect only one class,
 only shareholders
 of that class may vote. Each class
votes separately on
 matters affecting only that class,
or expressly required
to be voted on separately by state
or federal law.

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                                   7/12/99